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                                                                 EXHIBIT 11.1

                           PEREGRINE SYSTEMS, INC.
                      COMPUTATION OF NET INCOME PER SHARE


                                                  THREE MONTHS ENDED JUNE 30,
                                                  ---------------------------
                                                        1997         1996
                                                        ----         ----

 Net income                                        $ 1,417,000   $    231,000
                                                   -----------   ------------
 Weighted  Average Number of Shares and
  Equivalent Shares Outstanding Weighted
  Average Number of Shares Outstanding              14,994,000     12,904,000
 Effect of Stock Options                             2,573,000      1,426,000
                                                   -----------   ------------
                                                    17,567,000     14,330,000
                                                   -----------   ------------
 Net Income Per Share                              $      0.08    $      0.02
                                                   -----------   ------------
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